Exhibit 1.01

Insulet Corporation
Conflict Minerals Report
For Calendar Year 2015

Insulet Corporation ("Insulet," "Company," "we," and "our") submits this Conflict Minerals Report for the period January 1 to December 31, 2015 pursuant to Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule"). The Rule was adopted by the Securities and Exchange Commission (the "SEC") to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products or products contracted to be manufactured contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, wolframite and gold, including their derivatives, which are limited to tin, tantalum and tungsten (collectively, "3TG" ).

Overview

Insulet's Business

The Company primarily engages in the development, manufacturing and sale of our proprietary drug delivery device, one of which is the OmniPod Insulin Management System, an innovative, discreet and easy-to-use continuous insulin delivery system for people with insulin-dependent diabetes (collectively, the "Covered Products"). The OmniPod Insulin Management System features a small, lightweight, self-adhesive disposable tubeless OmniPod device which is worn on the body for approximately three days at a time and its wireless companion, the handheld Personal Diabetes Manager. The Covered Products are contracted to be manufactured for the Company by a subsidiary of Flextronics International Ltd ("Flextronics"), a socially-responsible, global leader in design, manufacturing, and distribution of products.

Insulet's Products Covered by this Report

Based on inquiries to Flextronics, our sole manufacturer, and Flextronics' inquiries to its suppliers of components and subassemblies within the Covered Products, the Company has determined that 3TG are necessary to the functionality or production of the Covered Products manufactured during calendar year 2015. Accordingly, the Company conducted in good faith a reasonable country of origin inquiry ("RCOI") to determine whether any 3TG contained in the Covered Products originated in the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola (together, the "Covered Countries"), or were from recycled or scrap sources.

Reasonable Country of Origin Inquiry

The elements of the RCOI were: identification of relevant suppliers; data collection; and assessment to determine whether further due diligence was required.

•
Identification of the suppliers: Flextronics is the sole manufacturer of the Covered Products. Our direct suppliers are either engaged directly by the Company or by Flextronics on behalf of the Company to provide components and subassemblies for the Covered Products.  Flextronics assisted us in our RCOI by helping us to initially identify 93 suppliers that may have provided 3TG used in the Covered Products (the "Supplier Group").

•
Information gathering from suppliers: On our behalf, Flextronics distributed information to the Supplier Group about the Rule and requested information regarding the source of 3TG contained in the components and subassemblies supplied to manufacture the Covered Products.  Flextronics sent the Supplier Group the Conflict-Free Sourcing Initiative ("CFSI")'s electronic Conflict Minerals Reporting Template ("CMRT").  The CMRT is designed to obtain information on the 3TG contained in materials manufactured or supplied by the Supplier Group used in the Covered Products including information on the type of 3TG involved, the source of the 3TG and the country of origin of 3TG as well as the smelters and refiners of those 3TG.  Flextronics reviewed responses to the CMRT for plausibility, consistency and completeness.  If responses provided in the CMRT were inconsistent (for example, if the CMRT indicates that tin is present, but there are no tin smelters identified in the smelter tab), Flextronics would contact the supplier to correct inconsistent responses.  Flextronics also reviewed smelters reported on responses to the CMRT against the CFSI's Conflict-Free Smelter Program ("CFSP").  For smelters that could not be identified against CFSP, Flextronics contacted the supplier to request additional smelter information.  Flextronics provided us with reports that summarized the Supplier Group's responses.  Of the entities identified in the Supplier Group, Flextronics determined that five were duplicates of other entities on the list and that eight other entities did not supply materials covered by the Rule.  Of the remaining 80 entities in the Supplier Group, Flextronics received completed CMRT responses from over 90% of the entities.

•
Assessment: Based on the RCOI, the Company has reason to believe that some 3TG may have originated in the Covered Countries and may not be from recycled or scrap sources. Accordingly, we conducted further due diligence on the source and chain of custody of 3TG contained in components and subassemblies provided by the Supplier Group.

Due Diligence Process

Design of Due Diligence Measures

Our due diligence measures have been designed to conform, in all material respects, with the Organization for Economic Co-operation and Development's "Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected Areas and High-Risk Areas, Second Edition (2013)" and the related Supplements for 3TG (the "OECD Framework"). Our due diligence included the following elements of the OECD Framework:

•	Step 1: Establish strong company management systems;

•	Step 2: Identify and assess risk in the supply chain;

•	Step 3: Design and implement strategy to respond to identified risks;

•	Step 4: Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain; and

•	Step 5: Report on supply chain due diligence.

Due Diligence Performed

Step 1: Establish Strong Company Management Systems

The Company has established a management system to determine the source and chain of custody of 3TG in our supply chain.

Conflict Minerals Policy. We have adopted a Conflict Minerals Policy that outlines to suppliers and customers our commitment to responsible sourcing of 3TG throughout our supply chain and to compliance with the Rule. The Conflict Minerals Policy is publicly available on our website at: http://files.shareholder.com/downloads/AMDA-HCNX4/0x0x868106/F056625D-998B-42B5-94BA-2BF9D69D0574/insulet_Conflict_Minerals_Policy.pdf.

Internal Team. Our management system includes oversight of our RCOI and due diligence data by a team (the "3TG Compliance Team") made up of representatives from various departments within the Company such as Operations (which include members from our manufacturing and supply chain and procurement functions) and Legal.  The 3TG Compliance Team is responsible for assessing any risks that may exist in our supply chain.  Our Senior Vice President of Global Manufacturing and Operations oversees the work of our 3TG Compliance Team.

Control Systems. We utilize the CMRT sent to the Supplier Group by Flextronics to gather information on the chain of custody of 3TG included in the Covered Products.

Supplier Engagement. On our behalf, Flextronics has communicated to the Supplier Group our obligations under the Rule by distributing to them the CMRT and providing them with training materials on compliance with the Rule.

Grievance Mechanism. We have a company level grievance mechanism as part of our Code of Business Conduct and Ethics that provides employees with a mechanism to report violations of our policies or other concerns. We have procedures in place for follow-up in the event any conflict minerals issues are raised through our grievance mechanism.

Record retention. We have a record retention policy applicable to conflict minerals-related documentation.

Step 2: Identify and Assess Risk in the Supply Chain

Distribution of CMRT to Supplier Group. In 2015, on behalf of the Company, Flextronics distributed the CMRT to the Supplier Group in order to gather information on our supply chain, including (i) whether any of the minerals which could potentially be classified as 3TG are contained in materials they supplied to Flextronics or came from recycled or scrap sources, (ii) whether those minerals are necessary to the functionality or production of the parts or products in which they are used, and (iii) whether those minerals originated from the Covered Countries.

Assessment of Supplier Group Responses. Of the 80 entities comprising the applicable Supplier Group, we received fully completed CMRT responses from over 90% of the group.  Flextronics reviewed each response to assess the adequacy of such response. Suppliers that failed to respond to the CMRT or that did not provide responses to all applicable questions in the CMRT received follow-up communications from Flextronics on our behalf requesting additional information.  If supplier responses indicate that 3TG contained in components and subassemblies provided to Flextronics for the Covered Products may have originated from the Covered Countries, then such responses were reviewed by Flextronics and reported to our 3TG Compliance Team for further review and determination of follow-up steps.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

We work with Flextronics to implement a risk management plan to address concerns that a supplier may be providing 3TG sourced from the Covered Countries for the production of the Covered Products. If a supplier indicates that its products may contain 3TG sourced from the Covered Countries, Flextronics, on our behalf, will follow up with the supplier to gather more information, including the basis for the information provided and other information regarding the sourcing country and smelter or refiner. Identified risks will be reported to the 3TG Compliance Team, which will determine appropriate follow-up actions, if any, to mitigate risks. There have been no known instances of high risk issues in the supply chain that require follow-up actions to be considered.

Step 4: Carry out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

The Company relies on the CFSI's Conflict-Free Smelter Program ("CFSP") to perform third-party audits of smelters and refiners.

Step 5: Report on Supply Chain Due Diligence

This Conflict Minerals Report will be filed with the SEC and be publicly available at http://files.shareholder.com/downloads/AMDA-HCNX4/559565940x0x758584/4C06C927-229D-4B13-82A0-B615DB46B31E/PODD_WebDoc_14101.pdf. The reference to the Company's website is provided for convenience only, and its contents are not incorporated by reference into this Report nor deemed filed with the SEC.

Due Diligence Results

Information on Smelters or Refiners

Based on information from completed responses to the CMRT, Flextronics identified 272 unique smelters or refiners used by the Supplier Group that may have been used to process 3TG in the Covered Products.  Because many of the supplier responses to the CMRT are company-wide and not product specific, the information provided on smelters or refiners may include facilities that do not provide materials that are used in our products. Due to the many company-wide responses and the multiple levels of suppliers in our supply chain we are unable to determine with certainty at this time which smelters or refiners or which countries of origin listed in the responses to the CMRT actually provide the specific 3TG used in our Covered Products. The smelters or refiners identified by our suppliers in their responses to the CMRT are set forth in the Appendix A to this Report.

Efforts to determine mine or location of origin

Based on information from completed responses to the CMRT, of the smelters or refiners identified by our suppliers as ones that may have processed materials included in the Covered Products, 22 smelters or refiners were identified as having processed 3TG that may have originated from the Covered Countries.  However, all of these smelters are on the Compliant Smelter List published by the CFSP, a program of the CFSI developed to verify the responsible sourcing of metals.  The CFSP provides for independent, third-party audits of smelters and refiners.

Steps to be taken to mitigate risk

We intend to take the following steps to improve the due diligence conducted and to further mitigate any future risk of sourcing 3TG that benefit armed groups:

(1)	Continue to work closely with Flextronics and the Supplier Group to obtain the necessary information on the origin of 3TG contained in the materials or components used in the Covered Products.

(2)
Include a 3TG compliance provision in new or renewed purchase agreements with direct material suppliers to set forth the Company's expectations that such suppliers will cooperate with the Company's RCOI and due diligence measures as required by the Rule.

Cautionary Statement about Forward-Looking Statements
This report contains "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that address activities, events or developments that we or our management intends, expects, projects, believes or anticipates will or may occur in the future. They are based on management's assumptions and assessments in the light of past experience and trends, current economic and industry conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Our forward-looking statements are also subject to risks and uncertainties, which can affect our performance in both the near- and long-term. These forward-looking statements should be considered in the light of the information included in this report and our other filings with the SEC, including, without limitation, the Risk Factors, as well as the description of trends and other factors in Management's Discussion and Analysis of Financial Condition and Results of Operations, set forth in our Form 10-K for the year ended December 31, 2015 and other filings with the SEC.

Appendix A: Smelters and Refiners

Metal (*)	Smelter Reference List (*)	Smelter Name (*)	Smelter Country (*)	Smelter Identification

Gold	Aida Chemical Industries Co., Ltd.	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Anhui Tongling Nonferrous Metal Mining Co., Ltd.	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Argor-Heraeus SA	Argor-Heraeus SA	SWITZERLAND	CID000077
Gold	Asahi Pretec Corporation	Asahi Pretec Corporation	JAPAN	CID000082
Gold	Asahi Refining Canada Limited	Asahi Refining Canada Limited	CANADA	CID000924
Gold	Asahi Refining USA Inc.	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	Aurubis AG	Aurubis AG	GERMANY	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux SA	Cendres + Métaux SA	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Do Sung Corporation	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Doduco	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	Dowa	JAPAN	CID000401
Gold	Eco-System Recycling Co., Ltd.	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Faggi Enrico S.p.A.	Faggi Enrico S.p.A.	ITALY	CID002355
Gold	FSE Novosibirsk Refinery	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	CID000522
Gold	Great Wall Precious Metals Co,. LTD.	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Heimerle + Meule GmbH	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Industry Co. Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hwasung CJ Co., Ltd.	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Company Limited	Jiangxi Copper Company Limited	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	Kojima Chemicals Co., Ltd.	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Metal Co., Ltd.	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	CID000988
Gold	Kyrgyzaltyn JSC	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	L' azurde Company For Jewelry	L' azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Company Limited	Lingbao Gold Company Limited	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	LS-NIKKO Copper Inc.	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Materion	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies SA	Metalor Technologies SA	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Met-Mex Penoles, S.A.	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Moscow Special Alloys Processing Plant	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohio Precious Metals, LLC	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Ohura Precious Metal Industry Co., Ltd.	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	PAMP SA	PAMP SA	SWITZERLAND	CID001352
Gold	Penglai Penggang Gold Industry Co., Ltd.	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Prioksky Plant of Non-Ferrous Metals	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox SA	PX Précinox SA	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	Royal Canadian Mint	CANADA	CID001534
Gold	Sabin Metal Corp.	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Samduck Precious Metals	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	SAMWON METALS Corp.	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	Schone Edelmetaal B.V.	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería SA	SEMPSA Joyería Platería SA	SPAIN	CID001585
Gold	Shandong Tarzan Bio-Gold Industry Co., Ltd.	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	So Accurate Group, Inc.	So Accurate Group, Inc.	UNITED STATES	CID001754
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	T.C.A S.p.A	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Torecom	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore SA Business Unit Precious Metals Refining	Umicore SA Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi SA	Valcambi SA	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	Yamamoto Precious Metal Co., Ltd.	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tantalum	Changsha Southern	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	D Block Metals, LLC	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Duoluoshan	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Global Advanced Metals Boyertown	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck GmbH Goslar	H.C. Starck GmbH Goslar	GERMANY	CID002545
Tantalum	H.C. Starck GmbH Laufenburg	H.C. Starck GmbH Laufenburg	GERMANY	CID002546
Tantalum	H.C. Starck Hermsdorf GmbH	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002550
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Molycorp Silmet A.S.	Molycorp Silmet A.S.	ESTONIA	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	Plansee SE Liezen	Plansee SE Liezen	AUSTRIA	CID002540
Tantalum	Plansee SE Reutte	Plansee SE Reutte	AUSTRIA	CID002556
Tantalum	QuantumClean	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	Telex Metals	UNITED STATES	CID001891
Tantalum	Tranzact, Inc.	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	Ulba	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide	Zhuzhou Cemented Carbide	CHINA	CID002232
Tin	Alpha	Alpha	UNITED STATES	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	China Rare Metal Material Co., Ltd.	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	China Tin Group Co., Ltd.	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000278
Tin	Cooper Santa	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Ayi Jaya	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Gita Pesona	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Justindo	PT Justindo	INDONESIA	CID000307
Tin	CV Nurjanah	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	CV Serumpun Sebalai	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV United Smelting	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Elmet S.L.U. (Metallo Group)	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	EM Vinto	EM Vinto	BOLIVIA	CID000438
Tin	Estanho de Rondônia S.A.	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Feinhütte Halsbrücke GmbH	Feinhütte Halsbrücke GmbH	GERMANY	CID000466
Tin	Fenix Metals	Fenix Metals	POLAND	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Zi-Li	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Huichang Jinshunda Tin Co., Ltd.	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Kai Unita Trade Limited Liability Company	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Linwu Xianggui Smelter Co	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas Ltda.	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S/A	Melt Metais e Ligas S/A	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo-Chimique N.V.	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Mineração Taboca S.A.	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Phoenix Metal Ltd.	Phoenix Metal Ltd.	RWANDA	CID002507
Tin	PT Alam Lestari Kencana	PT Alam Lestari Kencana	INDONESIA	CID001393
Tin	PT Artha Cipta Langgeng	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Kudai Tin	PT Bangka Kudai Tin	INDONESIA	CID001409
Tin	PT Bangka Prima Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Timah Utama Sejahtera	PT Bangka Timah Utama Sejahtera	INDONESIA	CID001416
Tin	PT Bangka Tin Industry	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT BilliTin Makmur Lestari	PT BilliTin Makmur Lestari	INDONESIA	CID001424
Tin	PT Bukit Timah	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Fang Di MulTindo	PT Fang Di MulTindo	INDONESIA	CID001442
Tin	PT Inti Stania Prima	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Mitra Stania Prima	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Pelat Timah Nusantara Tbk	PT Pelat Timah Nusantara Tbk	INDONESIA	CID001486
Tin	PT Prima Timah Utama	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT REFINED BANGKA TIN	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Seirama Tin Investment	PT Seirama Tin Investment	INDONESIA	CID001466
Tin	PT Stanindo Inti Perkasa	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sumber Jaya Indah	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Tambang Timah	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda.	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thailand Smelting & Refining Co Ltd	Thaisarco	THAILAND	CID001898
Tin	The Gejiu cloud new colored electrolytic	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company, Ltd.	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Dayu Weiliang Tungsten Co., Ltd.	CHINA	CID000345
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganxian Shirui New Material Co., Ltd.	Ganxian Shirui New Material Co., Ltd.	CHINA	CID002531
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	CID000868
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck GmbH	H.C. Starck GmbH	GERMANY	CID002541
Tungsten	H.C. Starck Smelting GmbH & Co.KG	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Niagara Refining LLC	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Pobedit, JSC	Pobedit, JSC	RUSSIAN FEDERATION	CID002532
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095